[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 4.4

Deed of Variation

The Austin Research Institute

ACN 007 418 224

and

OncoMab Pty Ltd

ACN 101 431 814

and

Ilexus Pty Ltd

ACN 064 772 103

and

Prima Biomed Ltd

ACN 009 237 889

Middletons Lawyers

Melbourne office

Ref: SRM.PTH.1759898

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	1

2.	Variation of Licence Deed	2
2.1	Variation	2
2.2	Confirmation of Licence Deed	2
2.3	Prior rights not affected	2
2.4	Retrospective Operation	2

3.	Inconsistency	2

4.	Warranty	2

5.	General	2
5.1	Nature of obligations	2
5.2	No adverse construction	3
5.3	Further assurances	3
5.4	Severability	3
5.5	Successors and assigns	3
5.6	No variation	3
5.7	Costs	3
5.8	Duty	3
5.9	Governing law and jurisdiction	3
5.10	Counterparts	4

Annexure		7

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Deed of Variation

Date 24 August 2005

Parties

1.	The Austin Research Institute ACN 007 418 224 of Kronheimer Building, Austin Hospital, Studley Road, Heidelberg, Victoria 3084 (ARI)

2.	Ilexus Pty Ltd ACN 064 772 103 of Kronheimer Building, A&RMC, Studley Road, Heidelberg, Victoria 3084 (Ilexus)

3.	OncoMab Pty Ltd ACN 101 431 814 of Suite 1, 1233 High Street, Armadale, Victoria 3143 (OncoMab)

4.	Prima Biomed Ltd ACN 009 237 889 of Suite 1, 1233 High Street, Armadale, Victoria 3143 (Prima)

Background

A.	The parties are parties to the Licence Deed.

B.	The parties wish to vary the Licence Deed as set out in this Deed.

Operative Provisions

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

Effective Date means the date of execution of this Deed; and

Licence Deed means the Technology Licence Deed between the parties dated 20 November 2002 in respect of technology licensed from ARI;

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	words or expressions defined in the Licence Deed have the same meaning when used in this Deed;

(b)	the singular includes the plural and vice versa;

(c)	a gender includes the other genders;

(d)	the headings are used for convenience only and do not affect the interpretation of this Deed;

(e)	other grammatical forms of defined words or expressions have corresponding meanings; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f)	a reference to a document includes the document as modified from time to time and any document replacing it.

2.	Variation of Licence Deed

2.1	Variation

Subject to clause 2.4, with effect on and from the Effective Date, the Licence Deed is varied by:

(a)	deleting each word, number or character that is struck out in the marked up copy of the Licence Deed set out in the Annexure; and

(b)	inserting each word, number or character that is underlined in the marked up copy of the Licence Deed set out in the Annexure.

2.2	Confirmation of Licence Deed

All provisions of the Licence Deed other than those varied by clause 2.1 remain unchanged and continue in full force.

2.3	Prior rights not affected

Subject to clause 2.4, this Deed does not affect the rights and obligations of the parties to the extent that they relate to the period prior to the Effective Date.

2.4	Retrospective Operation

The following variations apply and shall be deemed to have taken effect on and from 20 November 2002:

[ * ]

3.	Inconsistency

If there is any inconsistency between the provisions of this Deed and the provisions of the Licence Deed, then the provisions of this Deed prevail.

4.	Warranty

ARI represents and warrants that it has full power and authority at the Effective Date to agree to the amendments to the Licence Deed on the Effective Date and to agree to those amendments that are expressed to take effect on and from the Commencement Date (20 November 2002) and that the grant of the additional rights to OncoMab under the amended licence does not to the best of the actual knowledge and belief of ARI infringe the Intellectual Property or other rights of a third party.

5.	General

5.1	Nature of obligations

(a)	Any provision in this Deed which binds more than one person binds all of those persons jointly and each of them severally.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2

(b)	Each obligation imposed on a party by this Deed in favour of another is a separate obligation.

5.2	No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

5.3	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

5.4	Severability

If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

5.5	Successors and assigns

This Deed binds and benefits the parties and their respective successors and permitted assigns.

5.6	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

5.7	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

5.8	Duty

(a)	Any duty (including related interest or penalties) payable in respect of this Deed or any instrument created in connection with it must be paid by OncoMab and Prima.

(b)	OncoMab and Prima jointly and severally undertake to keep ARI and Ilexus indemnified against all liability relating to the duty, fines and penalties.

5.9	Governing law and jurisdiction

(a)	This Deed is governed by and must be construed in accordance with the laws in force in Victoria.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3

(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

5.10	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4

Executed as a deed

Executed by The Austin Research Institute	)
ACN 007 418 224 in accordance with section	)
127(1) of the Corporations Act 2001 (Cth):	)
)
)

/s/ P.M. Hogarth	/s/ Rob Tanner
Signature of director	Signature of company secretary* *delete whichever does not apply

P.M. Hogarth	Rob Tanner
Name (please print)	Name (please print)

Executed by Ilexus Pty Ltd ACN 064 772 103)
in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)
)

/s/ P.M. Hogarth	/s/ Mauro Sandrin
Signature of director	Signature of director* *delete whichever does not apply

P.M. Hogarth	Mauro Sandrin
Name (please print)	Name (please print)

Executed by OncoMab Pty Ltd ACN 101 431)
814 in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)
)

/s/ Eugene Kopp	/s/ Marcus Clark
Signature of director	Signature of director or company secretary* *delete whichever does not apply

Eugene Kopp	Marcus Clark
Name (please print)	Name (please print)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5

Executed by Prima Biomed Ltd ACN 009)
237 889 in accordance with section 127(1) of	)
the Corporations Act 2001 (Cth):	)
)
)

/s/ Eugene Kopp	/s/ Marcus Clark
Signature of director	Signature of director or company secretary* *delete whichever does not apply

Eugene Kopp	Marcus Clark
Name (please print)	Name (please print)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6

Annexure

Clause 2 — Marked up copy of the Licence Deed

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7

Technology Licence Deed

Ilexus Pty Ltd

The Austin Research Institute

OncoMab Pty Ltd

Prima Biomed Ltd

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.	INTERPRETATION	6

1.1	Definitions	6
1.2	General	11
1.3	Headings	11
1.4	Business Day	12

2.	TERM	12

2.1	Duration	12

3.	RESEARCH AND DEVELOPMENT LICENCE	12

3.1	Licence Grant	12
3.2	Intellectual Property in Research Results	12
3.3	Reservation of Rights of ARI	12
3.4	Background Technology — Research Funding Mechanism	12
3.5	ARI’s Rights	13

4.	COMMERCIALISATION LICENCE	13

4.1	Licence Grant	13
4.2	Sub-Licensing	13
4.3	OncoMab’s Rights to ARI’s BTI	14
4.4	Reservation of Rights of ARI	14
4.5	Research Results — Research Funding Mechanism	14
4.6	Licence Outside the Agreed Field	15
4.7	Technological Developments	15

5.	COMMERCIALISATION BENEFITS	15

5.1	Royalty and Securities	15
5.2	Royalty Calculation	16
5.3	Trade Sale	16

6.	GST	16

6.1	Definitions	16
6.2	Consideration is GST exclusive	16
6.3	Payment of GST	17
6.4	Reimbursement of expenses	17

7.	AUDIT	17

7.1	OncoMab to Retain Records	17
7.2	ARI’s Right to Inspect the Records	17

8.	TITLE OF ARI IN BACKGROUND TECHNOLOGY	18

8.1	Background Technology Not Owned by OncoMab	18
8.2	Warranty by ARI	18
8.3	OncoMab Due Diligence	18
8.4	Warranty on ARI BTI	19

9.	ONCOMAB PERFORMANCE	19

9.1	Research and Development	19
9.2	Performance Review	19

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.3	Dispute Resolution Procedure	19

10.	INSURANCE & INDEMNITY	19

10.1	Insurance	20
10.2	Indemnity	20

11.	UNDERTAKINGS BY ARI	20

11.1	Restriction on Dealings with Background Technology	20
11.2	Indemnity by ARI	20
11.3	OncoMab Due Diligence	20

12.	INTELLECTUAL PROPERTY PROTECTION	20

12.1	Background Technology	20
12.2	Research Results	21
12.3	Coordination on Patent Protection	21
12.4	Infringement	21

13.	CONFIDENTIALITY AND PUBLICATION	21

13.1	Publication	21
13.2	Confidentiality	22

14.	TERMINATION	22

14.1	Termination for Due Cause	22
14.2	Consequences of Termination	22
14.3	Rights Prior to Termination	22

15.	FORCE MAJEURE	22

15.1	Effect of Force Majeure	22
15.2	Remedial Action	23

16.	DISPUTE RESOLUTION	23

16.1	Good Faith Negotiation	23
16.2	OncoMab Performance	23
16.3	Disputes Generally	23
16.4	Mediation	23

17.	NOTICES	24

18.	AMENDMENT AND ASSIGNMENT	24

18.1	Amendment	24
18.2	Assignment and Subcontracting	24

19.	GENERAL	25

19.1	Governing Law	25
19.2	Liability for Expenses	25
19.3	Giving Effect to this Deed	25
19.4	Waiver of Rights	25
19.5	Operation of this Deed	26
19.6	Consents	26
19.7	Exclusion of Agency, Partnership, Joint Venture	26

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

19.8	Rights and Obligations of ARI	26
19.9	Counterparts	26
19.10	Attorneys	26

20.	ACKNOWLEDGEMENT	26

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TECHNOLOGY LICENCE DEED

DATE

BETWEEN

The Austin Research Institute ACN 007 418 224 of Kronheimer Building, Austin Hospital, Studley Road, Heidelberg in the State of Victoria (the “ARI”)

AND

Ilexus Pty Ltd ACN 064 772 130 of Kronheimer Building, A&RMC, Studley Road, Heidelberg, Victoria 3084 (“Ilexus”)

AND

OncoMab Pty Ltd ACN 101 431 814 of Suite 1, 1233 High St, Armadale, Victoria 3143(“OncoMab”)

AND

Prima Biomed Ltd ACN 009 237 889 of Suite 1, 1233 High St Armadale, Victoria 3143 (“Prima”)

RECITALS

A.	ARI owns and/or holds all rights to the Background Technology as described in Schedule 1.

B.	ARI is entitled to license the Background Technology as described in Schedule 1.

C.	OncoMab wishes to conduct Research and Development with a view to obtaining Research Results and opportunities for Commercialisation.

D.	Ilexus is a wholly owned subsidiary of ARI and enters this Deed solely to provide the acknowledgement contained in clause 20 hereof.

E.	ARI has agreed to license the Background Technology to OncoMab, on the terms and conditions of this Deed.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

In this Deed, unless the context otherwise requires:

“Adjustments” means any expenses, costs, commissions paid in securing and obtaining the Revenue including without limitation legal, accounting and finance adviser costs [ * ].

“Agreed Field” means the development of cripto-1 antibodies for the diagnosis and treatment of cancer.

“ARI BTI” means any Improvements of the Background Technology made or developed by or on behalf of ARI which is not funded by Prima or OncoMab.

“Background Technology” means all drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, test results, and other technical and scientific information relating to the anti-cripto antibody technology specified in Schedule 1 (or any related patent applications or patents including any national phase patent applications, divisionals or continuation-in part) and includes ARI BTI and the antibodies specified in Schedule 1.

“Business Day” means a day that is not a Saturday, Sunday or public holiday in Melbourne.

“Commencement Date” means the date of execution of this Deed (or such other date as mutually agreed in writing by the parties).

“Commercialise” or “Commercialisation” means

(a)	to develop, manufacture, use and market the Background Technology and Research Results;

(b)	to use, manufacture, market, sell or otherwise dispose of any product or process resulting from the Commercialisation of the Background Technology and Research Results; or

(c)	to licence any third party to do any of the things referred to in (a) or (b) above;

“Confidential Information” means any information, in any form or media relating to or representing the Background Technology, Intellectual Property rights, Research Program, research or Research Results, information submitted by ARI to OncoMab pursuant to Clauses 3.4(a), 4.5(a) or 4.5(b), any sub-licence submitted by OncoMab to ARI pursuant to Clause 4.2(d) or other confidential information of either party other than information which:

(a)	was in the public domain at the time of its disclosure;

(b)	came into the hands of the receiving party by lawful means and without breach of any obligation of confidentiality by any third party; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	was in fact known to the receiving party prior to its disclosure to that party.

“Due Cause” means the other party:

(a)	fails to pay when due any sum payable under this Deed and such default continues for a period of [ * ] after receipt of a notice requiring payment;

(b)

is in material breach of any of its other obligations under this Deed or the Research Agreement and, if that breach is capable of remedy, does not rectify that breach within [ * ] after receipt of a notice to remedy that breach;

(c)

is unable to pay its debts as they fall due, makes or commences negotiations with a view to making a general re-scheduling of its indebtedness, a general assignment, scheme of arrangement or composition with its creditors;

(d)	ceases to carry on business or disposes of the whole or a material part of its business other than in those circumstances described in Clause 18;

(e)	takes any corporate action or any steps are taken or legal proceedings are started for:

(i)	its winding-up, dissolution, liquidation, or re-organisation, other than in those circumstances described in Clause 18; or

(ii)	the appointment of a controller, receiver, administrator, official manager, trustee or similar officer of it or of any of its revenues and assets; or

(f)	seeks protection or is granted protection from its creditors, under any applicable legislation.

“Enabling Technology” means all associated or connected Intellectual Property owned by ARI (or which ARI is entitled to use and provide to OncoMab on the terms of this Deed (if any)) that is associated or connected with or concerns the Background Technology.

“Exempt Payments” means the following:

(a)	any payments made to Prima or OncoMab before the Effective Date [ * ] and [ * ]; or

(b)	any payments received by Prima or OncoMab from a third party for [ * ] and [ * ] or [ * ]; or

(c)	any payments received by Prima or OncoMab from a third party by way of [ * ] and [ * ]; or

(d)	any payments received by Prima or OncoMab from a third party as [ * ] for the [ * ] and [ * ] for [ * ].

“Force Majeure” means any cause which is not reasonably within the control of the party affected, including without limitation an act of God, strike, lockout or other interference with work, war (declared or undeclared), blockade, disturbance, lightning,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

fire, earthquake, storm, flood, explosion, governmental or quasi governmental restraint, expropriation, prohibition, intervention, direction or embargo, unavailability or delay in availability of materials, equipment or transport, inability or delay in obtaining governmental or quasi governmental approvals, consents, permits, licenses, authorities or allocations.

“Improvements” means any improvement, enhancement, development, modification or adaptation of any Background Technology or Research Results.

“Independent Expert” means an independent expert appointed by the President for the time being of the Licensing Executives Society of Australia and New Zealand.

“Intellectual Property” includes all copyright and industrial and intellectual property rights, including without limitation all rights in relation to inventions, plant varieties, registered and unregistered trade marks (including service marks), registered designs, confidential information and circuit layouts, and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields.

“Loss or Claim” means, in relation to any person, a damage, loss, cost, expense or liability incurred by the person or a claim, action, proceeding or demand made against the person, howsoever arising and whether present or future, fixed or unascertained, actual or contingent.

“Merger” means an arrangement, transaction or event (in whatever form) under which or as a result of which the operations of the ARI (whether alone or with those of another entity) are or will be:

(a)	disposed of to or assumed by a Merger Party; or

(b)	combined with the operations of a Merger Party, and

includes a disposal by the ARI of its main undertaking and “Merge” shall have a corresponding meaning.

“Merger Party” means a person (which for the purposes of this definition shall also include a body politic or corporate, an a agency, an organisation whether or not incorporated or registered under an statute, order or proclamation and which also includes a statutory authority, government department or business unit, an educational, religious or charitable institution or a corporation sole) by which as a result of any arrangement transaction or event an operations of the ARI at the a applicable time pertaining to the rights granted to Prima by this Deed may be:

(a)	acquired, whether alone or in combination with the operations of others; or

(b)	assumed or carried on other than solely by ARI, and

for the avoidance of doubt, includes a person coming into existence for the purposes of acquiring, assuming or carrying on the operations of the ARI or the existence of which commences upon or as a result of an arrangement transaction or event involving or concerning the operations of the ARI.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“OncoMag BTI” mean any Improvement of the Background Technology (including any Improvements of any Background Technology made by ARI but funded by either OncoMab or Prima) made or developed by or on behalf of OncoMab or Prima.

“Product” means any product, article or thing that incorporates any of the Background Technology or Research Results.

“Quarter” means a period of 3 months ending on a Quarterly Date.

“Quarterly Date” means the last day of March, June, September and December during each year of the Term.

“Relevant Authority” means government bodies (including government or semi-governmental) or any public, statutory, judicial body, entity, department or authority including any self-regulatory organisation established under statute in any jurisdiction in the world responsible for registering, approving or authorising the sale of Products.

“Research Agreement” means the agreement dated 20 November 2002 through which OncoMab engages ARI to undertake research work in the Agreed Field utilising the Background Technology.

“Research Organisation” means any research organisation performing work or contracted by OncoMab to perform work as part of the Research and Development.

“Research Program” means the program of research and development work to be conducted by ARI in accordance with the Research Agreement.

“Research and Development” means research into the Background Technology and development of opportunities arising out of that research.

“Research Results” means all data, research papers, test results, experiments, products and any Intellectual Property and items incorporating Intellectual Property arising out of the Research and Development, including any OncoMab BTI.

“Royalty” means:

(a)	where the payment is made [ * ], [ * ]% of Revenues or

(b)	where the payment is made [ * ], [ * ]% of Revenue.

“Related Body Corporate” has the meaning given to that term in the Corporations Act 2001 (Cth.)

“Revenue” means all Commercialisation benefits of any kind received by Prima or OncoMab from a Third Party in connection with Commercialisation of all or part of the Background Technology or Research Results, whether received in cash or Securities, and includes, without limitation, revenue received by Prima or OncoMab or Related Bodies Corporate for sales of Product, including any lump-sum payments, royalties or other payments and any sub-licensing payments made to Prima or OncoMab or Related Bodies Corporate, less Adjustments and excluding the Exempt Payments. For the avoidance of doubt, revenue is determined net of any GST.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Securities” will have the same meaning as in the Corporations Act 2001 (Cth) as specified in section 92(1).

“Successor Body Corporate” means a successor body corporate to OncoMab (but expressly not a sub-licensee), where such body corporate derives rights from the Technology Licence.

“Technology Licence” means the licence granted to OncoMab by this Deed.

“Term” means in respect of each patent granted or to be granted in respect of the patent application specified in Schedule 1 (or any related patent applications or patents, including any national phase patent applications, divisionals or continuation-in-part) in each country in the Territory, the period commencing on the Commencement Date and ending on the date such patent expires, lapses or ceases to have effect in a particular country, or in respect of non-patented technology in any country, the later of the date the last patent expires, lapses or ceases to have effect or twenty (20) years from the date of filing the provisional patent application on 26 March 2001.

“Territory” means the world.

“Third Party” means an unrelated person or other entity dealt with on arms-length terms, and without limitation expressly does not include a party to this Deed, a Successor Body Corporate wholly owned by Prima or OncoMab, or a wholly owned Related Body Corporate of a party to this Deed or of a Successor Body Corporate wholly owned by Prima or OncoMab.

“Trade Sale” means any of the following transactions involving one or more Third Parties:

(a)	the disposition to a Third Party of some or all of the shares of OncoMab held by Prima at the applicable time;

(b)	the disposition to a Third Party of some or all of the shares of a Successor Body Corporate held by Prima at the applicable time;

(c)

the disposition to a Third Party of some or all or any of the assets of OncoMab or a Successor Body Corporate where the assets disposed of include the Technology Licence or rights deriving from the Technology Licence; or

(d)

the assignment or novation of the Technology Licence to a Third Party such that OncoMab or a Successor Body Corporate no longer has rights in respect of the Technology Licence or assignment or novation of part of the Technology Licence such that OncoMab or a Successor Body Corporate no longer has rights in respect of that part of the Technology Licence which is the subject of the assignment or novation.

“Trade Sale Fee” means an amount equal to [ * ]% of the Trade Sale Consideration received by Prima or a Related Body Corporate of Prima or OncoMab for a Trade Sale.

“Trade Sale Consideration” means any payments, shares or ongoing commercial return (including royalties or other periodic payments) received from a Third Party by Prima or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

OncoMab or a Related Body Corporate of Prima or OncoMab for a Trade Sale less any expenses, costs, commissions paid in securing and obtaining the Trade Sale Consideration including without limitation legal, accounting and finance adviser costs [ * ].

1.2	General

In this Deed, unless the context otherwise requires:

(a)	a reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it;

(b)	the singular includes the plural and vice versa;

(c)	a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Deed;

(f)	a recital, schedule, annexure or a description of the parties forms part of this Deed;

(g)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(h)	a reference to “dollars” or “$” is to Australian currency;

(i)	The words “subsidiary”, has the same meanings as in the Corporations Act 2001 Cth.

1.3	Headings

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In this Deed, headings are for convenience of reference only and do not affect interpretation.

1.4	Business Day

If the day on which any act, matter or thing is to be done under this Deed is not a Business Day, that act, matter or thing:

(a)	if it involves a payment other than a payment which is due on demand, must be done on the preceding Business Day; and

(b)	in all other cases, may be done on the next Business Day.

2.	TERM

2.1	Duration

This Deed will commence operation on the Commencement Date and shall continue for the Term.

3.	RESEARCH AND DEVELOPMENT LICENCE

3.1	Licence Grant

ARI grants to OncoMab an exclusive royalty free licence of the Background Technology within the Agreed Field in the Territory for the Term to conduct the Research and Development including without limitation the Research Program.

3.2	Intellectual Property in Research Results

ARI acknowledges that OncoMab will be the owner of all Intellectual Property in the Research Results.

3.3	Reservation of Rights of ARI

Despite anything in this Deed, but subject to ARI complying with the applicable obligations under Clauses 12 (Intellectual Property Protection) and 13 (Confidentiality and Publication), ARI may use the Background Technology for the purposes of internal research and teaching within ARI but not for commercial purposes.

3.4	Background Technology — Research Funding Mechanism

(a)

Before commencing research on the Background Technology pursuant to the licence granted to ARI by Clause 3.3, ARI may, but is not obliged to, make a written request to OncoMab to fund the research (“BT Funding Request”). The BT Funding Request will provide OncoMab with such information concerning the proposed research as is reasonably necessary to allow OncoMab to evaluate the proposed research including (without limitation) the research’s objectives, costs, funding sources, milestones and duration and likely research and intellectual property outcomes.

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(b)

OncoMab will have [ * ] from the date of receipt of the BT Funding Request to confirm in writing with ARI whether it elects (at its absolute discretion) to fund the research project on the Background Technology.

(c)

Where OncoMab fails to respond within the period set out in Clause 3.4(b) or indicates in writing it does not intend to fund the research project, ARI may seek funding for the research on the Background Technology from a third party, provided that [ * ].

3.5	ARI’s Rights

During the Term OncoMab will as far as reasonably practicable, use ARI to carry out any research requirements of OncoMab for contract Research and Development on competitive commercial terms where OncoMab’s proposed research is within ARI’s field of expertise.

4.	COMMERCIALISATION LICENCE

4.1	Licence Grant

(a)	In consideration of OncoMab paying the Royalty, ARI grants to OncoMab an exclusive licence of the Background Technology in the Territory for the Term to:

(i)	Commercialise the Background Technology (and any Intellectual Property subsisting therein) within the Agreed Field; and

(ii)	to the extent necessary, Commercialise the Research Results (and any Intellectual Property subsisting therein)

(b)

To the extent necessary to facilitate the licence contained in Clause 4.1(a), ARI grants to OncoMab a non-exclusive royalty free sub licensable licence of the Enabling Technology in the Territory for the Term.

4.2	Sub-Licensing

(a)	OncoMab is permitted to sub-license its rights under Clauses 3.1 and 4, subject to compliance with this Clause 4.2.

(b)	OncoMab will, as far as reasonably practicable consult with ARI concerning any proposed sub-licensing of its rights under Clauses 3.1 or 4.1.

(c)	OncoMab will use its reasonable endeavours to ensure that any proposed sub-licensee is solvent and of good reputation in the field covered by the sub-licence.

(d)

OncoMab will, within [ * ] of receipt of a written request from ARI, deliver a copy of the sub-licence agreement to ARI for the sole purpose of allowing ARI to confirm that the sub-licence is consistent with the rights granted to OncoMab under this Deed provided nothing in this Clause 4.2(d) obliges OncoMab to provide ARI with any confidential information of the sub-licensee.

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(e)	For the avoidance of doubt, nothing in this Deed requires OncoMab to obtain the consent or approval of ARI before sub-licensing all or part of its rights under Clauses 3.1 or 4.1.

4.3	OncoMab’s Rights to ARI’s BTI

OncoMab acknowledges that ARI will be the owner of Intellectual Property rights in ARI BTI (other than Improvements to the Research Results which will be owned b OncoMab in accordance Clause 4.4). ARI will disclose to OncoMab ARI BTI developed or acquired by ARI as soon as reasonably practicable after development of ARI BTI during the Term.

4.4	Reservation of Rights of ARI

(a)

Despite anything in this Deed, but subject to ARI complying with the applicable obligations under Clauses 12 (Intellectual Property Protection) and 13 (Confidentiality and Publication), ARI may use the Research Results arising from the Research Program for the purposes of internal research and teaching within ARI but not for commercial purposes.

(b)

If any Improvements to the Research Results are made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a), any and all Intellectual Property in the Improvements to the Research Results shall belong to and remain vested in OncoMab.

(c)

ARI hereby assigns to OncoMab absolutely and beneficially the whole of the right, title and interest, whether presently existing or which arises at a date after the Effective Date, in and to any Intellectual Property in relation to the Improvements to the Research Results made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a) including (without limitation) the right to apply for and register in an country such Intellectual Property.

(d)

At the reasonable cost of OncoMab, ARI agrees to promptly execute all documents, forms and authorisations and do all acts and things that OncoMab reasonably considers to be necessary or desirable to give effect to Clause 4.4(c) and to absolutely vest in OncoMab full right, title and interest in and to all of the Improvements in the Research Results made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a).

4.5	Research Results — Research Funding Mechanism

(a)

ARI must notify OncoMab of any proposed research on the Research Results not less than [ * ] before the proposed research is due to commence. ARI’s notification must contain such reasonable information as is necessary to allow OncoMab to assess the proposed research including the research program and research objectives.

(b)

Before commencing research on the Research Results pursuant to the licence granted to ARI by Clause 4.4, ARI may make a written request to OncoMab to fund the research (“RR Funding Request”). The RR Funding Request will

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provide OncoMab with such information concerning the proposed research as is reasonably necessary to allow OncoMab to evaluate the proposed research including (without limitation) the research’s objectives costs funding sources, milestones and duration and likely research and intellectual property outcomes.

(c)

OncoMab will have [ * ] from the date of receipt of the RR Funding Request to confirm in writing with ARI whether it elects (at it absolute discretion) to fund the research project on the Research Results.

(d)

Where OncoMab fails to respond within the period set out in Clause 4.5(c) or indicates in writing it does not intend to fund the research project, ARI may seek funding for the research on the Research Result from a third party provided that [ * ].

(e)

Notwithstanding anything else in this Deed, ARI warrants that an agreement entered by ARI with a third party to conduct research on the Research Results will provide that any and all research results (including Intellectual Property subsisting in the research results) arising from that research will be assigned to ARI to allow ARI to effect the assignment specified in Clause 4.4(c).

4.6	Licence Outside the Agreed Field

(a)

Provided that ARI demonstrates to OncoMab and Prima’s reasonable satisfaction that ARI properly holds and properly exercises the right to Commercialise the Background Technology outside the Agreed Field and provided further ARI has fulfilled its obligations (if any) to Prima (whether or not in this Deed or otherwise) with respect to Commercialisation of the Background Technology outside the Agreed Field, ARI is hereby granted an option to negotiate a non-exclusive licence to use the Research Results solely to the extent necessary for ARI to commercialise the Background Technology outside the Agreed Field.

(b)

ARI will exercise the option by notice in writing to OncoMab and OncoMab and ARI will use their reasonable endeavours to agree normal commercial terms of the licence within [ * ] on and from the date OncoMab receives the written notice from ARI (“Negotiation Period”).

(c)

Those terms and conditions of the licence under which ARI will use the Research Results which are not agreed between OncoMab and ARI at the expiry of the Negotiation Period will be [ * ]. The parties agree that [ * ].

4.7	Technological Developments

The parties will disclose to each other any developments in competing technology that may impact upon the Commercialisation of the Background Technology or the Research Results and will consult as to appropriate action.

5.	Commercialisation Benefits

5.1	Royalty and Securities

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(a)	Subject to Clause 5.1(b), OncoMab must pay to ARI the Royalty for each Quarter during the Term within [ * ] of the Quarterly Date.

(b)	Where Revenue includes Securities in a third party received by Prima or OncoMab or Related Bodies Corporate, OncoMab or Prima as the case may be will [ * ] or [ * ] or [ * ].

(c)	OncoMab and Prima agree to promptly [ * ] and [ * ] necessary or desirable to give effect to Clause 5.1(b) and to [ * ] and [ * ] and [ * ] in Clause 5.1(b).

5.2	Royalty Calculation

OncoMab must calculate the Royalty within [ * ] after each Quarterly Date.

5.3	Trade Sale

(a)

Subject to Prima paying all amounts due under this Clause 5.3 in full, in the event of a Trade Sale, the obligations contained in Clause 5.1 will terminate on and from the date of the Trade Sale, provided that:

(i)	if the Trade Sale does not involve Prima or a Successor Body Corporate disposing of all or some of its shares held in OncoMab or a Successor Body Corporate at the applicable time; and

(ii)	OncoMab or the Successor Body Corporate retains rights in respect of the Technology Licence.

then the obligations contained in Clause 5.1 will continue to apply in respect of the retained rights (including the obligation to pay the Royalty calculated by reference to Revenue derived by OncoMab or the Successor Body Corporate from the retained rights).

(b)	In the event of a Trade Sale, Prima will pay ARI the Trade Sale Fee within 30 days of receiving the Trade Sale Consideration from the third party.

(c)	Notwithstanding anything to the contrary in this Deed, neither ARI or Ilexus will be entitled to terminate this Deed for Due Cause in the event of a Trade Sale.

6.	GST

6.1	Definitions

In this Clause the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act). A Supplier means any party treated by the GST Act as making a Supply under this Deed.

6.2	Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under or in accordance with this Deed are exclusive of GST.

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6.3	Payment of GST

(a)

If GST is imposed on any Supply made under or in accordance with this Deed, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)

Payment of the additional amount must be made at the same time as payment for the Taxable Supply is required to be made in accordance with this Deed or at an earlier time provided a Tax Invoice is provided to the payer (or representative member if applicable) at least [ * ] prior to such date.

6.4	Reimbursement of expenses

If this Deed requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party) the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)	the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)	if the Other Party’s recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply, such that after the Other Party meets the GST liability, it retains the Net Amount.

7.	AUDIT

7.1	OncoMab to Retain Records

OncoMab must maintain separate and accurate records of;

(a)	the Revenue;

(b)	the Exempt Payments;

(c)	the Adjustments;

(d)	the working papers OncoMab used to calculate the Royalty;

(e)	each Royalty report.

The records must be maintained for [ * ] after payment of the Royalty in such reasonable manner as ARI approve in writing-from time to time.

7.2	ARI’s Right to Inspect the Records

OncoMab must:

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(a)	permit ARI’s accountant or auditor, from time to time, on reasonable notice and during ordinary business hours to inspect and verify the records specified in Clause 7.1; and

(b)

give ARI all reasonable help in any inspection and verification and permit ARI’s accountant or auditor to take copies of the records specified in Clause 7.1 solely for the purpose of verifying the accuracy of the Royalty calculation.

(c)	pay the costs of the auditor if the accountant identifies a deviation equal to or greater than [ * ] in the amounts payable to ARI pursuant to Clause 5.1.

8.	TITLE OF ARI IN BACKGROUND TECHNOLOGY

8.1	Background Technology Not Owned by OncoMab

OncoMab will not represent that it has any ownership interest in the Intellectual Property in the Background Technology. OncoMab’s use of the Background Technology under this Deed is subject to the right, title and interest of ARI in the Background Technology. OncoMab will not contest or impair the right, title or interest of ARI in the Background Technology either during or after the Term.

8.2	Warranty by ARI

ARI represents and warrants that:

(a)	the Background Technology created by ARI represents the original work of ARI;

(b)	the Background Technology does not to the best of the knowledge and belief of ARI infringe any third party rights other than has already been disclosed in writing by ARI or Ilexus to OncoMab;

(c)	it holds the exclusive rights to conduct Research and Development and Commercialisation in relation to the Background Technology;

(d)

the grant of licences to OncoMab pursuant to this Deed in relation to Research and Development do not to the best of the knowledge and belief of ARI infringe Intellectual Property or other rights of any third party in relation to the Background Technology; and

(e)

to the best of ARI’s actual belief and knowledge on the Commencement Date (20 November 2002), ARI is the beneficial owner of the Background Technology, free from any encumbrances other than any relevant or existing licences or agreements expressly disclosed to Prima or OncoMab prior to that date, and neither the Background Technology nor the grant of the licences contemplated by this Deed knowingly infringes the Intellectual Property Rights of any third party other than has already been disclosed in writing by ARI or Ilexus to OncoMab.

8.3	OncoMab Due Diligence

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ARI makes no representation and gives no warranty or indemnity that Commercialisation of the Research Results and Background Technology will be free of infringement of third party rights. OncoMab acknowledges that it has and will undertake due diligence in this regard.

8.4	Warranty on ARI BTI

Unless ARI advises OncoMab in writing otherwise at the time of disclosing any item of ARI BTI in accordance with Clause 4.3, ARI will be taken to make the same representations and warranties in relation to each item of ARI BTI at the time of such disclosure as are referred to in Clause 8.2.

9.	ONCOMAB PERFORMANCE

9.1	Research and Development

OncoMab must use reasonable endeavours to carry out the Research and Development of the Background Technology and Commercialise the Research Results and Background Technology in the Agreed Field except to the extent prevented by the act or default of ARI under the Research Agreement, in which case OncoMab shall be entitled to a reasonable extension of time to complete the relevant milestone.

9.2	Performance Review

(a)

The parties will meet to review OncoMab performance in carrying out the Research and Development and Commercialisation of the Background Technology [ * ] during the Research Program, and following completion of the Research Program [ * ], or otherwise as agreed in writing. The parties will disclose to each other any developments in competing technology that may impact upon the Research and Development of the Background Technology and Commercialisation of the Research Results or Background Technology and will consult as to appropriate action.

(b)

In the event ARI is dissatisfied with the performance by OncoMab of its obligations under this Clause, as disclosed by any review or by reason of any other matter coming to the attention of ARI, ARI will draw its concerns to the attention of OncoMab. The parties will consult in good faith as to how the performance issues may be resolved in the best interest of those parties to facilitate the Research and Development of the Background Technology and Commercialisation of Research Results or Background Technology.

(c)

OncoMab will use its reasonable endeavours to address any concerns of ARI and may, in its discretion, prepare a strategy to be provided to ARI, having regard to the good faith consultations between the parties.

9.3	Dispute Resolution Procedure

For the avoidance of doubt, the procedure under Clause 16 applies to any dispute regarding the operation or effect of this Clause 9.

10.	INSURANCE & INDEMNITY

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10.1	Insurance

OncoMab must maintain adequate product liability, third party liability and other reasonable insurance cover during the Term (in the joint names of OncoMab and ARI if reasonably required). OncoMab must provide adequate evidence of cover.

10.2	Indemnity

OncoMab shall indemnify ARI and Ilexus and keep them indemnified from and against any Loss or Claim suffered or incurred by either of them as a result of or arising out of or in respect of the Research and Development and Commercialisation of the Research Results and Background Technology (excluding any Loss or Claim attributable to the default of ARI and Ilexus).

11.	UNDERTAKINGS BY ARI

11.1	Restriction on Dealings with Background Technology

Subject to Clause 18.2(c) ARI must not dispose of its interests in the Background Technology or any part of it during the Term without the prior consent of OncoMab (which must not be unreasonably withheld).

11.2	Indemnity by ARI

ARI indemnifies OncoMab from any Loss or Claim suffered or incurred by OncoMab as a result of or arising out of or in respect of:

(a)	the Background Technology created by ARI not representing the original work of ARI;

(b)

the Background Technology to the knowledge and belief of ARI at the date of signing this Deed infringing the rights of a third party except where details of the infringement or alleged infringement have been expressly notified in writing by ARI or Ilexus to OncoMab prior to the execution of this Deed;

(c)	ARI not being entitled to license the Background Technology to OncoMab;

(d)	any default by ARI in the performance or observance of its obligations under this Deed.

11.3	OncoMab Due Diligence

Despite anything in Clause 11.2, ARI makes no representation and gives no warranty that patent applications comprised in the Background Technology will be granted or if granted will be valid. The indemnity under Clause 11.2 does not cover OncoMab against these risks. OncoMab acknowledges that it has and will undertake due diligence in this regard.

12.	INTELLECTUAL PROPERTY PROTECTION

12.1	Background Technology

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The copyright in all documents (whether written, electronic or otherwise) embodying the Background Technology belongs to ARI. OncoMab is responsible for applying for or obtaining a grant of a patent in the name of ARI in respect of any of the Background Technology and ARI must provide reasonable assistance to OncoMab for this purpose. [ * ] shall pay all patent costs in respect of the Background Technology and Research Results during the Term. If OncoMab does not pursue patent protection with regard to the Background Technology that ARI considers adequate, ARI may take over prosecution of those patents [ * ] and in the name of ARI.

12.2	Research Results

The Research Results will be the property of OncoMab. ARI will execute all documents and do all other things necessary to confirm OncoMab’s rights to the Research Results. If OncoMab considers that intellectual property protection is desirable in respect of any part of the Research Results, it will notify ARI. OncoMab is responsible for applying for or obtaining a grant of a patent in the name of OncoMab in respect of any of the Research Results and ARI must provide reasonable assistance to OncoMab for this purpose.

12.3	Coordination on Patent Protection

ARI and OncoMab will consult and coordinate regarding patent protection in Australia and elsewhere for the Background Technology and any Research Results.

12.4	Infringement

ARI and OncoMab will disclose to each other any events that may involve a third party infringing the Background Technology and any Research Results and will consult as to appropriate action. OncoMab shall control any proceedings and settlement but will consult with ARI and will [ * ]. If OncoMab does not take proceedings, ARI shall be at liberty to do so. OncoMab shall bear the cost of proceedings to protect its rights in the Background Technology and any Research Results. In the event that either ARI or Ilexus or both are indispensable parties to any proceedings brought by OncoMab in any jurisdiction, either ARI or Ilexus or both will join as parties in such infringement actions involving OncoMab, [ * ].

13.	CONFIDENTIALITY AND PUBLICATION

13.1	Publication

If ARI wishes to make any public statement or publication in respect of the Background Technology or any Research Results, it will:

(i)	forward a copy of the proposed public statement or publication to OncoMab;

(ii)

allow OncoMab [ * ] (or such further time as OncoMab may reasonably require) to seek such legal protection of the Research Results and/or material contained in the proposed public statement or publication as it considers necessary;

(iii)	obtain the prior written consent of OncoMab (which shall not be unreasonably withheld); and

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(iv)

in the event that OncoMab does not advise the party that it objects to any proposed publication or the making of a public statement within [ * ] the consent of OncoMab will be deemed to have been obtained.

13.2	Confidentiality

Subject to this Clause 13, no party may disclose any Confidential Information of the other to any third party or use any Confidential Information other than for the purpose for which it was disclosed, except for disclosures:

(i)	required by law or government authorities; or

(ii)	to employees or financial or legal advisers on a need to know basis.

The parties shall ensure that their staff sign all necessary confidentiality undertakings to protect the rights of the other party.

14.	TERMINATION

14.1	Termination for Due Cause

Without limiting any other rights it may have, subject to Clause 5.3(c), a party may terminate this Deed by written notice to the other if Due Cause has arisen.

14.2	Consequences of Termination

Subject to this Clause and Clause 5.3(c), upon termination of this Deed, all further rights and obligations under this Deed (other than those contained in Clauses 4.1(a)(ii), 4.1(b), 4.4, 4.6, 10.2, 11.2, 12.2, 13, 14.2, 14.3 and 19 shall terminate.

14.3	Rights Prior to Termination

Any termination of this Deed will not affect the enforceability of any other obligations of a party, in whole or in part, or rights against a party accrued prior to termination, or which relate in any way to an event or matter on or before the effective date (notwithstanding that the event or matter comes to the attention of a party after the termination of this Deed).

15. FORCE MAJEURE

15.1	Effect of Force Majeure

Where a party is unable, wholly or in part, by reason of Force Majeure, to carry out any obligation under this Deed, and that party:

(a)	gives the other party prompt notice of that Force Majeure including reasonable particulars and anticipated extent to which it will be unable to perform or be delayed in performing that obligation; and

(b)	does what it reasonably can to remove that Force Majeure as quickly as possible (this does not require the settlement of strikes, lockouts or other labour disputes

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or claims or demands by any government on terms contrary to the wishes of the party affected),

that obligation is suspended so far as it is affected by Force Majeure during the continuance of that Force Majeure and that party shall be allowed a reasonable extension of time to perform its obligations.

15.2	Remedial Action

If, after [ * ], the Force Majeure has not ceased, the parties shall meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

16.	DISPUTE RESOLUTION

16.1	Good Faith Negotiation

The parties shall without delay and in good faith attempt to resolve any dispute or difference that may arise between them in relation to this Deed.

16.2	OncoMab Performance

Any dispute or difference arising between the parties relating to OncoMab performance in Clause 9.2 which cannot be resolved between them may, if the parties agree, be finally resolved by expert determination undertaken at the shared expense of the parties by an independent expert to be agreed or in default of agreement appointed by the President or Acting President of the Licensing Executives Society or his nominee. The determination of the expert shall be final and binding. The person shall be acting as an expert and not an arbitrator.

16.3	Disputes Generally

Any dispute or difference relating to a matter (other than which is resolved under Clause 16.2) shall be resolved in accordance with the following procedure:

(a)	the party claiming that a dispute exists shall notify the other party that a dispute exists and forthwith submit such dispute or difference to the respective chief executives for resolution;

(b)

if the chief executives are unable to resolve the dispute or difference within a reasonable time, a meeting shall be convened forthwith between the Chairmen of the respective Boards of the disputing parties for resolution of the dispute or difference; and

(c)	if the dispute or difference is not resolved by the persons referred to in paragraph (b) above, within such time as they agree but not being more than [ * ], Subclause 16.4 (mediation) shall apply.

16.4	Mediation

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If any dispute or difference is not resolved by negotiation in accordance with the above procedure, the parties agree that it shall first be referred to mediation before either of them shall be entitled to commence any proceedings in a court of competent jurisdiction or otherwise in respect of such dispute or difference. However this shall not preclude a party from seeking urgent interlocutory relief in a court of competent jurisdiction.

17.	NOTICES

(a)

A notice, consent or other communication under this Deed is only effective if it is in writing and either left at the addressee’s address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received three (3) Business Days after it is posted. If it is sent by fax, it is taken to have been received at the time indicated on the transmission report of the machine from which the fax was sent in its entirety to the fax number of the recipient. However, if transmission is completed after 5:00pm on a Business Day or is sent on a day that is not a Business Day, the message is taken to have been received at 9:00am on the next Business Day.

(b)	A person’s address and fax number are those set out below, or as the person notifies the sender:

ARI

Address:	Kronheimer Building, A&RMC, Studley Road, Heidelberg, Victoria, 3084

Fax number:	(03) 9287 0639
Attention:	Professor Mark Hogarth

OncoMab

Address:	Suite 1, 1233 High St, Armadale, Victoria, 3143

Fax number:	(03) 9854 5777
Attention:	Mr Marcus Clark

Prima

Address:	Suite 1, 1233 High St, Armadale, Victoria, 3143

Fax Number:	(03) 9854 5777
Attention:	Mr. Marcus Clark

18.	AMENDMENT AND ASSIGNMENT

18.1	Amendment

This Deed can only be amended, supplemented, replaced or novated by another agreement signed by the parties.

18.2	Assignment and Subcontracting

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	OncoMab may not assign its rights under this Deed without the consent of ARI (such consent not to be unreasonably withheld), except where the assignment is:

(i)	to a Related Body Corporate; or

(ii)	is in the event of a Trade Sale.

(b)	Any assignment under Clause 18.2(a) will not take effect until the Related Body Corporate or Third Party executes a deed in favour of ARI and Ilexus agreeing to be bound by the terms of this Deed.

(c)

ARI and Ilexus may assign any or all of their rights (if any) under this Deed for the purpose of solvent reconstruction or merger, without the need for consent of OncoMab, subject to an assignee taking an assignment of all rights in the Background Technology and agreeing in writing to be bound by this Deed as licensor. ARI and Ilexus shall be released from obligations accruing after the effective date of the assignment provided that those obligations did not accrue in whole or in part before the effective date or if accruing after the effective date relate in any way to any event or matter occurring on or before the effective date. Except as provided above, ARI and Ilexus may not assign their rights under this Deed without the consent of OncoMab (which shall not be unreasonably withheld).

19.	GENERAL

19.1	Governing Law

This Deed is governed by the law in force in Victoria.

19.2	Liability for Expenses

Unless otherwise agreed, each party shall bear its own costs in relation to the preparation and execution of this Deed.

19.3	Giving Effect to this Deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this Deed.

19.4	Waiver of Rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

19.5	Operation of this Deed

(a)

This Deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this Deed and has no further effect.

(b)	Any right that a person may have under this Deed is in addition to, and does not replace or limit, any other right that the person may have.

(c)

Any provision of this Deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Deed enforceable, unless this would materially change the intended effect of this Deed.

19.6	Consents

Where this Deed contemplates that a party may agree or consent to something (however it is described), the party may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this Deed expressly contemplates otherwise.

19.7	Exclusion of Agency, Partnership, Joint Venture

Nothing in this Deed is to be treated as creating a partnership or joint venture between the parties under the laws of any applicable jurisdiction and no party may act or has any authority to act as agent of or in any way bind or commit the another party to any obligation.

19.8	Rights and Obligations of ARI

Any rights conferred on ARI under this Deed will be held by Ilexus on its behalf. Any obligation imposed on ARI under this Deed will be construed as an obligation on Ilexus to procure ARI to fulfil the obligation. This does not prevent ARI directly asserting or enforcing its rights under this Deed upon and after becoming a party to this Deed.

19.9	Counterparts

This Deed may be executed in counterparts.

19.10	Attorneys

Each person who executes this Deed on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

20.	ACKNOWLEDGEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)

Despite anything else contained herein, Ilexus acknowledges and confirms that it has no rights to that part of the intellectual property the subject of this Deed or to that technology the parties have otherwise described as the anti-cripto antibody technology and that ARI has the rights to licence the Background Technology to OncoMab.

(b)	If contrary to the preceding statement, Ilexus would, but for this clause:

(i)

retain any rights as licensee of ARI to sub-licence any party of the Background Technology – to the extent necessary to give effect to this Clause 20, Ilexus assigns such rights in favour of ARI with effect from the Commencement Date; or

(ii)

beneficially owns any Intellectual Property rights in any party of the Background Technology – to the extent necessary to give effect to this Clause 20, Ilexus assigns all its rights, title and interest in the Background Technology to ARI with effect from the Commencement Date.

and ARI acknowledges that the Background Technology shall be taken to be subject to the licence granted by ARI to OncoMab in accordance with this Deed with effect from the Commencement Date.

EXECUTED as a Deed.

EXECUTED by ILEXUS PTY LTD ACN 064 772 130 in a manner authorised by the Corporations Act with the authority of the director(s):	) ) ) )

Signature of Director/Secretary	Name of Director/Secretary in full
[ ] Tick here if sole Director and Sole Secretary

Signature of Director/Secretary

Name of Director/Secretary in full [Delete if not applicable]

EXECUTED by THE AUSTIN ) RESEARCH INSTITUTE ACN 007 418 224 in a manner authorised by the Corporations Act with the authority of the director(s):	) ) ) )

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Signature of Director/Secretary	Name of Director/Secretary in full

[ ] Tick here if sole Director and Sole Secretary

Signature of Director/Secretary

Name of Director/Secretary in full [Delete if not applicable]

EXECUTED by ONCOMAB PTY LTD ACN 101 431 814 in a manner authorised by the Corporations Act with the authority of the director(s):	) ) ) )

Signature of Director/Secretary	Name of Director/Secretary in full

[ ] Tick here if sole Director and Sole Secretary

Signature of Director/Secretary

Name of Director/Secretary in full [Delete if not applicable]

EXECUTED by PRIMA BIOMED LTD ACN 009 237 889 in a manner authorised by the Corporations Act with the authority of the director(s):	) ) ) )

Signature of Director/Secretary	Name of Director/Secretary in full

[ ] Tick here if sole Director and Sole Secretary

Signature of Director/Secretary

Name of Director/Secretary in full [Delete if not applicable]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1

BACKGROUND TECHNOLOGY

1.	ANTIBODY TECHNOLOGY

PCT APPLICATION

Entitled: “Antibodies Against Cancer”

Application No.: PCT/AUO2/00362

Date of Filing: PCT Application – 26 March 2002

Priority: PR3958 - 26th March 2001

Inventors: Ian McKenzie

Applicant: The Austin Research Institute

This application describes a “binding partner” of Cripto-1 protein, Pim-1 protein or an antigen in a colon cancer cell lysate, the binding partner having the ability to inhibit growth of colon cancer cells, prostate cancer cells and/or breast cancer cells. Anti-cancer agents comprising the binding partners and methods of treating cancer comprising administration of the agents are also disclosed, together with cancer vaccines containing the various proteins or antigens, and a method of treating cancer by administration of the vaccines.

2.	ANTIBODIES

Anti-cripto-1 antibodies that recognise the Cripto-1 [ * ] as described in [ * ] and including be not limited to the following [ * ] antibodies:

Antibody Name	Immunoglobulin Isotype		Reactivity
[ * ]	[	* ]	[	* ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.